SECURITIES  AND  EXCHANGE  COMMISSION

                         Washington,  D.C.  20549

                               Form  8-K

                            CURRENT  REPORT

              Pursuant  to  Section  13  or  15(d)  of  the

                    Securities  Exchange  Act  of  1934


Date  of  Report  (Date  of  earliest
event  reported):  January  31,  2012

                             SANTOS RESOURCE CORP.
             (Exact name of registrant as specified in its Charter)

           Nevada                 000-53520                   98-0507846
(State or other jurisdiction (Commission File Number)        (IRS Employer
      of incorporation)                                 Identification Number)

                         One Riverway Drive, Suite 1700
                              Houston, Texas 77056
                                  713-840-6495
           (Address and telephone number of principal executive offices, including zip code)

           ---------------------------------------------------------
                 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

     [  ]     Written  communications  pursuant to Rule 425 under the Securities
Act  (17  CFR  230.425)

     [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17  CFR  240.14a-12)

     [ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange  Act   (17  CFR  240.14d-2(b))

     [ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange  Act  (17  CFR  240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 31, 2012, Santos Resource Corp. ("Registrant") entered into an Option to Purchase and Sale and Purchase Agreement (the "Agreement") with Liberty Petroleum Corporation ("Liberty"). The Agreement provides for the sale and transfer of the Petroleum Exploration License (PEL) 512 (the "Prospect") in the State of South Australia. The Prospect involves 584,651 gross acres overlaying portions of the geological system generally referred to as the Cooper and Eromanga basins. All descriptions of the terms, provisions and conditions of the Agreement are qualified in their entirety by reference to the copy thereof that is attached as Exhibit 10.1 hereto and is incorporated herein by reference for all purposes hereof.

     Liberty was the winning bidder for the Prospect, and needs only to complete negotiation of an access and royalty arrangement with the relevant Aboriginal native titleholders, who have certain historic rights on the Prospect land, to be offered title to the Prospect. Registrant previously received an assignment from Keith D. Spickelmier of a legal document (as amended and restated, the "Liberty Agreement") entered into by Keith D. Spickelmier and Liberty whereby Liberty granted to Mr. Spickelmier an exclusive right to negotiate an option to acquire the Prospect (the "Option"). The Agreement reflects the results of negotiations between Registrant and Liberty, and the Agreement supersedes the Liberty Agreement.

     The Agreement provides that the Option's exercise price for the Prospect is a deemed total of US$4.05 million payable as follows:

     * Cash in the amount of US$800,000 - Regarding the preceding amount US$350,000 has already been paid to Liberty, US$200,000 must be paid to Liberty within 20 business days after the date of the Agreement, and the remaining US$250,000 must be paid to Liberty after Registrant's acquisition of the Prospect.
     * Two promissory notes with an aggregate principal amount of US$750,000, one in the amount of US$500,00 becoming due six months after Registrant's acquisition of the Prospect, and the other in the amount of US$250,00 becoming due nine months after Registrant's acquisition of the Prospect
     * Twelve million shares of Registrant's common stock, of which Liberty has agreed not to sell more than 10% in any three-month period

After  any exercise of the Option, Liberty would retain a 7.0% royalty interest.

     In addition to the preceding, in consideration of the assignment of rights to the Liberty Agreement, if and when Registrant acquires the Prospect, Registrant will be obligated to remit to Mr. Spickelmier US$100,000 and a convertible promissory note for US$55,000 convertible at a rate of US$0.001 per share into 55.0 million shares at any time after Registrant has increased its authorized common shares to at least 125.0 million or has undertaken a reverse stock split in which at least two or more shares are combined into one share, with the conversion rate being adjusted accordingly. Registrant is already obligated to remit to Mr. Spickelmier US$50,000 in cash and 20.0 million shares of Registrant's common shares.

     If the Australian Minister of Resources Development (the "Minister") does not grant the petroleum exploration license allowing the exploration and drilling rights related to the Prospect (the "License") within a certain period of time, Registrant will have the option to cancel the transaction, and Liberty is required to refund all moneys paid to it. In such event, Mr. Spickelmier will also be required to return to Registrant the 20.0 million shares of Registrant's common shares to which he is already otherwise entitled.

      The License involves a five-year work commitment involving expenditures of AU$200,000 in the first year after the acquisition, AU$1.25 million in the second year, and even greater amounts in subsequent years. Registrant's inability to honor this work commitment could result in the reversion of the License to Liberty pursuant to the terms of the Agreement.

     In addition to the matters described above, the Agreement features various other agreements, representations, warranties and indemnities that Registrant believes are customary and are commercially reasonable.

     Registrant believes that the following events must occur before it can acquire the License:

     * Liberty must complete the negotiation of an access and royalty arrangement with the relevant Aboriginal native titleholders, who have certain historic rights on the Prospect land in order that the License may be issued.

     * Liberty must receive and accept an offer from the Minister of grant of the License.

     * The assignment of the License must then be properly registered with the Minister so that the License is then re-titled in the name of Registrant.

Registrant has no assurance that the preceding events will occur. Consequently, neither Registrant nor anyone else has any assurance that Registrant will be able to consummate the acquisition of the License.

     Registrant believes that it now has (or will at the appropriate time in the future have) sufficient funds to acquire the License. Nevertheless, it will need to raise additional funds to satisfy the deferred payments to Liberty incurred in connection with the acquisition of the License, Registrant's obligations under a work commitment with respect to the License and other amounts required to explore and develop the Prospect, and other working capital needs. Registrant has no assurance that it will be able to raise funds to satisfy the preceding amounts.

ITEM  2.01  COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.01 of this Report.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

      (c)  Exhibits

     10.1 Option to Purchase and Sale and Purchase Agreement dated January 31, 2012 by and between Liberty Petroleum Corporation and Registrant

                                     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SANTOS  RESOURCE  CORP.
                                          (Registrant)

Date:  February  2,  2012            By:  /s/Keith  J.  McKenzie
                                          -----------------------
                                             Keith  J.  McKenzie,
                                             Chief  Executive  Officer